Exhibit 5.1

Wilson Sonsini Goodrich & Rosati PROFESSIONAL CORPORATION	650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

June 29, 2010

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, California 94597-2098

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of an additional 800,000 shares of common stock, $0.01 par value per share (“Common Stock”), of The PMI Group, Inc., a Delaware corporation (the “Company”), pursuant to The PMI Group, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”), and an additional 3,000,000 shares of Common Stock of the Company (“Company Stock”), pursuant to The PMI Group, Inc Amended and Restated Equity Incentive Plan, as amended (the “EIP”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the 800,000 shares of Company Stock to be issued pursuant to the ESPP after the filing of this Registration Statement on Form S-8 (the “Registration Statement”) and the 3,000,000 shares of Company Stock to be issued pursuant to the EIP after the filing of this Registration Statement are validly authorized shares of Company Stock and, when issued in accordance with the provisions of such plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears therein. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI, Professional Corporation